EXHIBIT 10.1

Southcross Energy Partners GP, LLC
1717 Main Street, Suite 5200
Dallas, TX 75201

March 13, 2019
_________________
750 Town and Country Blvd., Suite 950
Houston, Texas 77024
Re:    Retention Bonus Arrangement
Dear _________:
This letter agreement (this “Agreement”) between you and Southcross Energy Partners GP, LLC (the “Company”) sets forth the terms of your retention bonus. As you know, we consider your continued service and dedication to the Company, and your leadership as the Company’s ____________________, important to the success of our business and the Company’s long-term future. To incentivize you to remain employed with the Company, we are pleased to offer you a retention bonus arrangement, as described in this Agreement.
1.Retention Bonus.

(a)As soon as practicable following the date hereof, the Company will pay to you a retention bonus equal to $_____________ (the “Retention Bonus”), less applicable taxes and other withholdings.

(b)Except in the case of a termination of your employment by the Company without Cause (as defined in Annex A) or due to your death or Disability (as defined in Annex A), if you are not actively employed by the Company in good standing on June 13, 2020, then you agree to promptly repay to the Company upon your termination of employment (and in no event later than ten (10) days following such termination) the full amount of the Retention Bonus set forth in Section 1(a). You will not have an obligation to repay the Retention Bonus if a termination of your employment occurs for any reason following the first to occur of (i) June 13, 2020 or (ii) a Transaction (as defined in Annex A).

2.As a condition to receiving the Retention Bonus, you agree to waive any severance or termination payments to which you may otherwise become entitled to under the Company’s Employee Protection Plan [or Employment Agreement or Severance Agreement].

3.The Retention Bonus is separate from and in addition to, and will not be reduced by, any other amounts due to you from the Company.

4.The Retention Bonus set forth in this Agreement will be unfunded, and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended. The Retention Bonus will be paid from the general assets of the Company.

5.The Board of Directors of the Company (the “Company Board”) will have the sole and absolute responsibility and discretionary authority to construe, interpret, and determine eligibility under this Agreement, and to otherwise interpret and administer this Agreement. Any determination made by the

EXHIBIT 10.1

Company Board will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

6.You agree, to the maximum extent permitted by applicable law, to keep the terms of this Agreement in the strictest of confidence at all times, both during and after your employment with the Company, and to not disclose such terms to any other person or entity, except as may be required by law or as disclosure may be necessary in the course of a complaint, appeal, or proceeding seeking enforcement of this Agreement. Notwithstanding the immediately preceding sentence, you may disclose the terms and conditions of this Agreement to your immediate family and your legal, financial, and tax advisors after securing their similar commitment of strict confidentiality.

7.The Retention Bonus set forth in this Agreement is intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Notwithstanding the foregoing, the Company makes no representation to you about the effect of Section 409A on the provisions of this Agreement.

8.This Agreement contains the entire agreement between the Company and you with respect to your Retention Bonus, and supersedes any and all prior agreements and understandings, verbal or written, between the Company and you with respect to any retention bonus arrangement. This Agreement may be amended only by an agreement in writing signed by you and an authorized representative of the Company.

9.This Agreement will be construed in accordance with the laws of the State of Texas, without regard to the conflict of law provisions of any jurisdiction. You agree and submit to the exclusive jurisdiction of any federal or state court located in the State of Texas, County of Harris over any suit, action, dispute, or proceeding arising out of or relating to this Agreement.

10.In the event that any of the provisions of this Agreement, or the application of any such provisions to you or the Company with respect to obligations under this Agreement, is held to be unlawful or unenforceable by any court, then the remaining portions of this Agreement will remain in full force and effect and will not be invalidated or impaired in any manner.

11.Due to the personal nature of the services contemplated under this Agreement, this Agreement, and your rights and obligations under this Agreement, may not be assigned by you. This Agreement is also binding upon your successors, heirs, executors, administrators, and other legal representatives, and will inure to the benefit of the Company and its successors and assigns. The Company may assign its rights, together with its obligations under this Agreement, in connection with any sale, transfer, or other disposition of all or substantially all of its business and/or assets, provided that any such assignee of the Company agrees to be bound by the provisions of this Agreement.

12.This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, and such counterparts will together constitute but one agreement. Each party hereto may execute this Agreement in Adobe Portable Document Format (or similar format) (“PDF”) sent by electronic mail. In addition, PDF signatures of authorized signatories of any party hereto will be deemed to be original signatures and will be valid and binding, and delivery of a PDF signature by any party will constitute due execution and delivery of this Agreement.

EXHIBIT 10.1

If this Agreement, including the Annex, accurately sets forth the terms and conditions of our agreement regarding your retention bonus arrangement, please counter-sign this Agreement below where indicated and return it by March 14, 2019. We look forward to your continued employment with the Company.

Yours truly, SOUTHCROSS ENERGY PARTNERS GP, LLC

By:
Name:
Title:

Accepted and Agreed to by:
Dated:

EXHIBIT 10.1

ANNEX A

“Cause” means your:
(i)     willful or continued failure to satisfactorily perform your lawful and material duties or to devote your full time and effort to your position;
(ii)    material violation of any Company policy, code of conduct or agreement;
(iii)    failure to follow lawful and reasonable directives from the Company Board;
(iv)    gross negligence or material misconduct;
(v)    commission at any time of any act of fraud, embezzlement, misappropriation, material misconduct, conversion of assets, or breach of fiduciary duty;
(vi)    conviction of (x) a felony or (y) crime involving moral turpitude (and excluding convictions of traffic violations which do not result in serious bodily injury or death.

“Disability” means your inability to perform your essential duties as a result of any physical or mental injury, illness, or incapacity, which condition can be expected to result in death or can be expected to continue for at least 180 days in any consecutive period of 365 days, as determined by a physician selected by the Company Board.
“Transaction” means the first occurrence after the date hereof of any of the following events: (i) the Company ceases to be the general partner of Southcross Energy Partners, L.P. (“MLP”) or Southcross Holdings L.P. (“Holdings”) ceases to indirectly beneficially own securities representing at least fifty percent (50%) of the combined voting power in the Company; (ii) the Company or MLP is merged or consolidated with another entity and, as a result thereof, securities representing less than fifty percent (50%) of the combined voting power of the surviving or resulting entity's securities (or of the securities of a parent entity in case of a merger in which the surviving or resulting entity becomes a wholly-owned subsidiary of such parent entity) are owned in the aggregate by existing holders of the Company’s or MLP’s, as applicable, outstanding securities immediately before such merger or consolidation; or (iii) a sale of MLP, or a sale of all or substantially all of the assets of MLP, in each case to an unrelated third party.

4